UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2005 (October 31, 2005)
STERLING BANCSHARES, INC.
( Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation)	0-20750 (Commission File Number)	74-2175590 (I.R.S. Employer Identification No.)
2550 North Loop West, Suite 600
Houston, Texas 77092
(Address of principal executive offices) (Zip Code)
(713) 466-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective October 31, 2005, the Board of Directors of Sterling Bancshares, Inc. (the “Company”), upon recommendation of the Board’s Corporate Governance and Nominating Committee, elected Max W. Wells to serve as a Class II director until the 2006 annual meeting of shareholders, and until his successor is duly elected and qualified. In connection with the election of Mr. Wells, the Board increased the number of directors from 15 to 16, with Mr. Wells filling the vacancy created thereby. Mr. Wells had been the Chairman of the Board and CEO of the recently acquired Oaks Bank & Trust Company, which he founded in 1985. Mr. Wells will serve on the Trust Administrative Committee of the Company’s wholly-owned subsidiary, Sterling Bank. In addition to his responsibilities as a director, Mr. Wells will continue to serve as the Vice-Chairman of Sterling Bank for the Dallas Region.

Item 9.01	Financial Statements and Exhibits.
     (c) Exhibits. The following is furnished as an exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated November 1, 2005, announcing the election of Max W. Wells to the Board of Directors of Sterling Bancshares, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Sterling Bancshares, Inc.
Date: November 2, 2005	By:	/s /Stephen C. Raffaele
Stephen C. Raffaele
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 1, 2005, announcing the election of Max W. Wells to the Board of Directors of Sterling Bancshares, Inc.